Pacific Select Fund NSAR 6-30-11

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following documents are included in Registrant's Form Type Type N1A/B, Accession No. 0000950123-11-040183 filed on April 27, 2011, and incorporated by reference herein:

Schedule A to Advisory Agreement

Advisory Fee Waiver Agreement - International Small-Cap Portfolio

Advisory Fee Waiver Agreement - Portfolio Optimization II Portfolios

Advisory Fee Waiver Agreement - Comstock Portfolio

Amendment No. 1 to Subadvisory Agreement - Batterymarch Financial
Management, Inc.

Amendment to Portfolio management Agreement - Janus Capital Management LLC

Amendment No. 1 to Portfolio Management Agreement - Western Asset
Management Company

Amendment No. 1 to Subadvisory Agreement - Invesco Advisers, Inc.



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             AMENDMENT NO. 6 TO THE PORTFOLIO MANAGEMENT AGREEMENT
                              PACIFIC SELECT FUND

          THIS AMENDMENT made as of this 1st day of January, 2011, by and among PACIFIC LIFE FUND ADVISORS LLC ("Adviser"), a Delaware limited liability company, Massachusetts Financial Services Company, a Delaware corporation doing business as MFS INVESTMENT MANAGEMENT ("MFS" or "Portfolio Manager"), and PACIFIC SELECT FUND, a Massachusetts Business Trust (the "Trust").

                                  WITNESSETH:

          WHEREAS, Adviser, Portfolio Manager and the Trust are parties to that certain Portfolio Management Agreement dated January 2, 2001, as amended on April 1, 2002, March 17, 2003, December 23, 2004, November 7, 2005, May 1, 2006 and May 1, 2007 (the "Agreement") pursuant to which Portfolio Manager furnishes portfolio management services for the series of the Trust listed in the Agreement;

          WHEREAS, the parties mutually desire to amend the Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the premises, the promises, and the mutual covenants contained in the Agreement and the good and fair consideration paid in connection with that Agreement, the parties mutually agree that the Agreement is hereby amended as follows:

     1. The Fee Schedule of the Agreement is hereby deleted and the replacement Fee Schedule attached hereto and made a part hereof, is hereby substituted in lieu thereof and made effective January 1, 2011.

     2. Except as herein above modified, all other terms and provisions of the Agreement shall be and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.

PACIFIC LIFE FUND ADVISORS LLC

By:  /s/ Howard T. Hirakawa                By:  /s/ Jane M. Guon
     ----------------------------------         --------------------------------
     Name: Howard T. Hirakawa                   Name: Jane M. Guon
     Title: VP, Fund Advisor Operations         Title: Secretary


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Page 2 of 3

Pacific Select Fund Amendment No. 6 to the Portfolio Management Agreement with
MFS

MFS INVESTMENT MANAGEMENT

By:  /s/ Robert J. Manning
     ----------------------------------
     Name: Robert J. Manning
     Title: Chief Executive Officer

PACIFIC LIFE FUNDS

By:  /s/ Howard T. Hirakawa              By:  /s/ Jane M. Guon
     ---------------------------              ---------------------------------
     Name: Howard T. Hirakawa                 Name: Jane M. Guon
     Title: Vice president                    Title: Secretary


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Page 3 of 3

Pacific Select Fund Amendment No. 6 to the Portfolio Management Agreement with
MFS

                              PACIFIC SELECT FUND
                                  FEE SCHEDULE
                           MFS INVESTMENT MANAGEMENT

EFFECTIVE: JANUARY 1, 2011

PORTFOLIO: INTERNATIONAL LARGE-CAP

The Adviser will pay to the Portfolio Manager a monthly fee based on an annual percentage of the average daily net assets of the International Large-Cap Portfolio according to the following calculations:

(a) 0.425% on the first $750 million of the Combined Assets as defined below, 0.375% on the next $750 million of the Combined Assets, plus
     0.325% if the next $1.5 billon of the Combined Assets, plus
     0.300% on Combined Assets above $3 billion;

MULTIPLIED BY
--------------

(b) The ratio of the International Large-Cap Portfolio's average daily net assets over the Combined Assets.

For purposes of the above calculation, "Combined Assets" means the sum of the average daily net assets of the International Large-Cap Portfolio of the Pacific Select Fund and the average daily net assets of the PL International Large-Cap Fund of Pacific Life Funds.

Fees for services shall be prorated for any portion of a year in which the Agreement is not effective.